Exhibit (c) (vii)

Project Polaris

Market Update for M&A Committee

September 14, 2022 / Confidential

Jefferies LLC
Member SIPC

Jefferies

Preliminary -- Subject to change

STRICTLY CONFIDENTIAL

Preliminary Polaris Fleet Net Asset Value

($Millions, except per share data)

Asset Class	Vessel Count	Ownership	Capacity (dwt)	Average Age	Fleet Value[1] VesselsValue (09/12/22)	Fleet Value[1] CRSL (09/12/22)	Average
Ultramax / Supramax[2]	10	Owned	599,590	5.6	$287.2	$288.1	$287.6
Handysize	15	Owned	497,430	9.9	248.6	278.5	263.6
Total / Average	**25**		**1,097,020**	**8.2 yrs**	**$535.9**	**$566.6**	**$551.2**
Reported cash & restricted cash[3]					*$169.7*	*$169.7*	*$169.7*
Less: Cash impact from exercise of IVS Pinehurst purchase option[2]					*(16.2)*	*(16.2)*	*(16.2)*
Pro forma cash & restricted cash					153.5	153.5	153.5
Less: Debt & leases[3]					(212.0)	(212.0)	(212.0)
Plus: Net working capital[3]					21.4	21.4	21.4
Plus Net other assets / (liabilities)[3]					5.3	5.3	5.3
Plus: Charter-in value[4]	6	Charter-ins	363,980	5.5	4.0	4.0	4.0
Plus: Purchase option value[4]					30.9	30.5	30.7
Implied Net Asset Value ("NAV")					**$538.9**	**$569.3**	**$554.1**
Fully diluted shares outstanding[5]					19.5	19.5	19.5
Implied NAV / Share					**$27.70**	**$29.26**	**$28.48**
TMI Proposed Purchase Price / NAV[6]					93.9%	88.9%	91.3%
Unaffected Share Price (08/26/22) / NAV[7]					74.0%	70.1%	72.0%

Sources: Public filings, Polaris Management, VesselsValue, and Clarksons Research Limited ("CRSL").

(1) Fleet values based on (a) VesselsValue estimated value as of 09/12/22, and (b) CRSL estimated value derived from CRSL database as of 09/12/22 reflecting vessel age profile.
(2) Includes *IVS Pinehurst*, delivered in July 2022 following May 2022 purchase option exercise.
(3) As of 06/30/22, per public filings.
(4) Charter-in value utilizes Polaris management rate scenario. Purchase option values assume option exercise at expiry of current charter and utilizes average fleet values as estimated by VesselsValue and CRSL.
(5) Includes 18,996,493 common shares outstanding and 460,637 restricted stock units per Polaris management.
(6) Based on $26.00 for each outstanding Polaris share per TMI written proposal dated August 26, 2022.
(7) Based on Polaris closing share price of $20.50 on August 26, 2022.

Overview of Polaris Net Asset Value Evolution

Reflects Polaris Historical Asset Value Levels from July 1, 2022 to September 12, 2022

- Evolution of Polaris' net asset value ("NAV") per share since end of Q2 2022
- NAV figures calculated utilizing 06/30/22 balance sheet data, with exception of:
  - Fleet Value, which uses historical VesselsValue and age-adjusted CRSL data from applicable date
  - Purchase option value, which uses historical VesselsValue and age-adjusted CRSL data, and discount factor from applicable date
  - Charter-in value, which reflects remaining charter duration and discount factor from applicable date
- Fully diluted shares outstanding of 19,457,130 per Polaris management

NAV / Share[1]


($ NAV / Share)
(% Purchase Price / NAV)
Polaris average NAV [1] is estimated to be $28.48 reflecting ~14.4% reduction from Polaris average estimated NAV on July 1, 2022
$35.00
$32.50
$30.00
$27.50
$25.00
$22.50
$20.00
95.0%
90.0%
85.0%
80.0%
75.0%
70.0%
$33.30
$33.26
$32.68
$32.40
$32.12
$31.95
$31.61
$31.42
$30.66
$29.59
$28.60
$28.48
91.3%
Jul 01
Jul 08
Jul 15
Jul 22
Jul 29
Aug 05
Aug 12
Aug 19
Aug 26
Sep 02
Sep 09
Sep 12
Purchase Price / NAV
NAV / Share

Sources: Public filings, Polaris Management, VesselsValue, and CRSL.
(1) See previous page for NAV details.

Preliminary Selected Public Companies

	Ticker	Closing Stock Price on 09/12/22	% of 52-Week High	Market Capitalization	Total Enterprise Value	TEV / EBITDA[1] 2022E	TEV / EBITDA[1] 2023E	Price / NAV[2]
Eagle Bulk	EGLE	$ 44.55	56.6%	$ 742.6	$ 847.9	2.5x	3.7x	70.0%
Genco	GNK	14.29	52.6%	612.6	750.5	3.0x	3.1x	62.9%
Golden Ocean Group	GOGL	9.20	55.9%	1,849.8	3,028.8	5.1x	6.1x	95.7%
Diana Shipping	DSX	4.97	72.1%	467.5	864.0	4.8x	4.9x	82.3%
Safe Bulkers	SB	3.32	61.0%	400.6	781.9	3.2x	3.2x	50.9%
Star Bulk	SBLK	20.94	61.6%	2,190.1	3,125.6	3.5x	4.6x	87.4%
					Mean	**3.7x**	**4.3x**	**74.9%**
					Median	**3.4x**	**4.2x**	**76.1%**
Polaris	***Management Est.***	**$ 23.94**	**82.6%**	**$ 465.8**	**$ 524.3**	**2.6x**	**4.3x**	**84.1%[4]**
Polaris	***Wall Street Est.***	**23.94**	**82.6%**	**465.8**	**524.3**	**2.1x[3]**	**2.5x[3]**	**84.1%[4]**

Sources: Public filings, VesselsValue, CRSL, Polaris Management, Wall Street consensus, FactSet, and Capital IQ as of 09/12/22.
Note: Metrics other than 2022E and 2023E TEV / EBITDA multiples and Price / NAV percentages shown for informational reference.
(1) TEV / EBITDA multiples for selected public companies utilize Wall Street consensus 2022E and 2023E EBITDA estimates.
(2) NAV for selected public companies includes fleet values based on average of estimated fleet values per VesselsValue and CRSL as of 09/12/22, incorporating charter adjustment value when rates and terms are disclosed and corresponding CRSL market estimated rates are available, as well as latest reported net working capital.
(3) Polaris Wall Street estimate for 2022E EBITDA represents two available estimates per Noble Financial Capital Markets and Alliance Global Partners. Polaris Wall Street estimate for 2023E EBITDA represents one available estimate per Alliance Global Partners.
(4) NAV for Polaris includes fleet values based on average of estimated fleet values per VesselsValue and CRSL as of 09/12/22; includes charter-in and purchase option values.

Preliminary Selected Public Companies – Relative Historical Stock Price Performance

Two-Year Historical Stock Price Performance


900%
800%
700%
600%
500%
400%
300%
200%
100%
0%
(100%)
Public Announcement of TMI Proposal
+533%
+252%
+225%
+216%
+166%
+144%
+115%
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Sep-22
Polaris
SBLK
GOGL
GNK
EGLE
SB
DSX

Source: Capital IQ as of 09/12/22.

Preliminary Selected Public Companies – Relative Historical Stock Price Performance (Cont'd)

Three-Month Historical Stock Price Performance

Recent Stock Price Performance	One-Month	Three-Month
Polaris	+21.0%	+18.1%
Selected Co's Average	(18.0%)	(21.9%)
SBLK	*(21.5%)*	*(20.3%)*
GOGL	*(20.6%)*	*(29.0%)*
GNK	*(19.0%)*	*(32.4%)*
EGLE	*(19.8%)*	*(24.7%)*
SB	*(12.9%)*	*(19.8%)*
DSX	*(14.2%)*	*(5.3%)*


50%
40%
30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(50%)
Public Announcement of TMI Proposal
+18%
(5%)
(20%)
(20%)
(25%)
(29%)
(32%)
Jun 14
Jun 20
Jun 26
Jul 02
Jul 08
Jul 14
Jul 20
Jul 26
Aug 01
Aug 07
Aug 13
Aug 19
Aug 25
Aug 31
Sep 06
Sep 12
Polaris
SBLK
GOGL
GNK
EGLE
SB
DSX

Source: Capital IQ as of 09/12/22.

Overview of Recent Dry Bulk Day Rates and Asset Values

Supramax and Handysize Values, One-Year Timecharter, and Spot Earnings Since July 2022

Supramax Values


($ millions)
(Current Value and % Change)
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
Jul 01
Jul 08
Jul 15
Jul 22
Jul 29
Aug 05
Aug 12
Aug 19
Aug 26
Sep 02
Sep 09
$37.0
(10%)
$30.0
(12%)
$21.5
(9%)
Resale
Five-Year-Old
Ten-Year-Old

Handysize Values


($ millions)
(Current Value and % Change)
$35.0
$32.5
$30.0
$27.5
$25.0
$22.5
$20.0
$17.5
Jul 01
Jul 08
Jul 15
Jul 22
Jul 29
Aug 05
Aug 12
Aug 19
Aug 26
Sep 02
Sep 09
$31.0
(6%)
$27.0
(7%)
$18.5
(10%)
Resale
Five-Year-Old
Ten-Year-Old

One-Year Timecharter Rates


($ per Day)
(Current Value and % Change)
$25,000
$22,500
$20,000
$17,500
$15,000
$12,500
$10,000
Jul 01
Jul 08
Jul 15
Jul 22
Jul 29
Aug 05
Aug 12
Aug 19
Aug 26
Sep 02
Sep 09
$15,500
(26%)
$14,250
(30%)
Supramax Index
Handysize Index

Baltic Exchange Index


($ per Day)
(Current Value and % Change)
$30,000
$27,500
$25,000
$22,500
$20,000
$17,500
$15,000
Jul 01
Jul 08
Jul 15
Jul 22
Jul 29
Aug 05
Aug 12
Aug 19
Aug 26
Sep 02
Sep 09
$16,322
(37%)
$15,560
(34%)
Supramax Index
Handysize Index

Source: CRSL.